UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2015, DHI Group, Inc. (the “Company”) entered into an amendment (“Amendment No. 1”) to its Credit Agreement (the “Credit Agreement”) dated October 28, 2013, among the Company., Dice Inc., Dice Career Solutions, Inc., as Borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Amendment No. 1 effected a technical amendment to the definition of “Change of Control” under the Credit Agreement, removing a parenthetical in such definition which had previously had the effect of causing the election of directors under certain contested and potentially contested circumstances to constitute a “Change of Control.” The foregoing description of Amendment No. 1 is qualified entirely by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to the Credit Agreement among DHI Group, Inc. (f/k/a Dice Holdings, Inc.), Dice Inc., Dice Career Solutions, Inc., as Borrowers, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and Keybank National Association, as Documentation Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DHI GROUP, INC.

By:	/s/ Brian Campbell
Brian Campbell
Vice President, Business and Legal Affairs and General Counsel

Date: September 21, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Credit Agreement among DHI Group, Inc. (f/k/a Dice Holdings, Inc.), Dice Inc., Dice Career Solutions, Inc., as Borrowers, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and Keybank National Association, as Documentation Agent.